EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163761 and 333-157524 on Form S-8 of the ESSA Bank & Trust 401(k) of our report dated June 29, 2018, relating to our audit of the financial statements and supplemental schedule of ESSA Bank & Trust 401(k) Plan, which appears in this Annual Report on Form 11-K of the ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2017.

Cranberry Township, Pennsylvania
June 29, 2018